EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  June 3, 2024

TOWERBROOK INVESTORS, LTD.

By:	/s/ Neal Moszkowski
Name: Neal Moszkowski Title: Director

TI IV JJIL HOLDINGS, LP

By:	/s/ Glenn Miller
Name: Glenn Miller Title: Vice President

TI IV JJ GP, LLC

By:	/s/ Glenn Miller
Name: Glenn Miller Title: Vice President

TOWERBROOK INVESTORS IV (ONSHORE), L.P.

By:	/s/ Glenn Miller
Name: Glenn Miller Title: Attorney-in-Fact

TOWERBROOK INVESTORS GP IV, L.P.

By:	/s/ Glenn Miller
Name: Glenn Miller Title: Attorney-in-Fact

Neal Moszkowski

By:	/s/ Neal Moszkowski

Jonathan Bilzin

By:	/s/ Jonathan Bilzin

Karim Saddi

By:	/s/ Karim Saddi